Exhibit 99.1

NKGen Biotech Announces New Funding to Regain Compliance with Reporting Obligations and Listing Standards

Funding in the amount of $2.0M from Japanese strategic investor, in the form of common equity PIPE with warrants.

New funding provides for necessary resources to regain compliance with reporting obligations and listing standards.

Share trading will move to the OTC Expert Market temporarily, with potential to uplist to OTCQB as soon as SEC filings are current, with plan to return to Nasdaq or to NYSE American.

SANTA ANA, Calif., July 16, 2025 – NKGen Biotech, Inc. (OTC: NKGN) (“NKGen” or the “Company”), a clinical-stage biotechnology company focused on the development and commercialization of innovative autologous and allogeneic natural killer (“NK”) cell therapeutics, today announced that it has raised $2 million in new capital from a Japanese strategic investor, who will help NKGen bring its novel NK cell therapy, troculeucel, autologous expanded NK cell therapy, to the Japanese market.

The new investment was made in the form of shares of the Company’s common stock priced at $0.25 per share and warrants, as described in the Company’s Form 8-K filed with the Securities and Exchange Commission on July 16, 2025. This new injection of capital, the Company’s ramping up of its Phase 2 clinical trial, the expected near-term satisfaction of public company reporting requirements and satisfaction of the previously disclosed payment obligation on the Company’s senior secured debt are all critical to position the Company for long-term success.

“This past year presented significant external challenges, particularly stemming from the unexpected bankruptcy of our former parent company, NKMax Co., Ltd. in June 2024,” said Paul Y. Song, M.D., Chairman and Chief Executive Officer of NKGen. “This event initially disrupted our ability to raise capital in the U.S. despite the encouraging progress we continued to make in our clinical trials and compassionate use cases. However, our team remained focused and committed to our mission. Through disciplined execution of our science and clinical programs, we not only sustained our momentum but also succeeded in securing the capital necessary to acquire a majority stake in NKMax out of bankruptcy, as previously disclosed. This transaction, expected to officially close in the coming month, removes a major overhang and allows us to consolidate key intellectual property rights across Asia. This strategic acquisition has already sparked renewed interest from both U.S. and international investors. We look forward to sharing further details in the near future about NKMax and strategic relationships and plans in Asia.”

“This marks our first strategic investor in an important market for our therapy for Alzheimer’s and other neurodegenerative diseases,” said James Graf, NKGen’s Interim Chief Financial Officer. As in our other recently announcing funding, this new funding comes at a pivotal time for the Company, which has faced operational challenges due to limited financial resources and the need to make hard decisions on our use of cash, including the unfortunate but unavoidable delay in our financial filings. With all the necessary service providers fully engaged on the effort now, we’re on track to regain compliance in the near term.”

Mr. Graf continued, “The Company has been informed by the OTC Markets Group that its trading will move from OTC Pink to the Expert Market until it regains compliance in its financial filings. The Expert Market allows for limited trading but does not allow public access to bid and ask prices or other information, including trading volume. Instead, pricing information will only be accessible to brokers and market makers. The move will make it more difficult for investors to freely trade the shares of NKGen during this short period until we regain filing compliance. We take our filing obligations seriously and greatly regret the short-term impact resulting from our prior limited access to capital. We ask our investors for patience during this time, after which we expect to emerge on OTCQB and later back on Nasdaq well-positioned for the future.”

The Company also announced that it is committed to uplisting back to Nasdaq or to NYSE American as soon as it meets the requirements for newly listed companies, including among other things SEC filing compliance, minimum market capitalization and public float and minimum share price. On February 25, 2025, the Company’s shareholders approved a reverse split that is intended to aid in compliance with the share price requirement before uplisting, if so exercised.

About Troculeucel

Troculeucel is a novel cell-based, patient specific, ex vivo expanded autologous NK cell immunotherapeutic drug candidate. NKGen is developing troculeucel for the treatment of neurodegenerative disorders and a broad range of cancers. Troculeucel is the International Nonproprietary Name (“INN”) for SNK01 assigned by the World Health Organization (“WHO”). The WHO INN approval of troculeucel establishes a universally recognized nonproprietary drug name for SNK01 and marks a significant step on NKGen’s journey toward bringing this therapy to market.

About NKGen Biotech

NKGen is a clinical-stage biotechnology company focused on the development and commercialization of innovative autologous and allogeneic NK cell therapeutics. NKGen is headquartered in Santa Ana, California, USA. For more information, please visit www.nkgenbiotech.com.

Forward-Looking Statements

Statements contained in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Because such statements are subject to risks and uncertainties, many of which are outside of the Company’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s plans and expected timing for developing troculeucel and SNK02, including the expected timing of completing and announcing further results from its ongoing clinical studies; and the Company’s expected timing for developing its product candidates and potential benefits of its product candidates. Risks that contribute to the uncertain nature of the forward-looking statements include: the Company’s ability to execute its plans and strategies; risks related to performing clinical studies; the risk that initial and interim results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; potential delays in the commencement, enrollment and completion of clinical studies and the reporting of data therefrom; the risk that studies will not be completed as planned; the risk that the abstract will not be published as planned including delays in timing, format, or accessibility; and NKGen’s ability to raise additional funding to complete the development of its product candidates. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in the Company’s filings and reports, which may be accessed for free by visiting the Securities and Exchange Commission’s website at www.sec.gov and on the Company’s website under the subheading “Investors—Financial and Filings”. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Internal Contact:

Denise Chua, MBA, CLS, MLS (ASCP)
SVP, Corporate Affairs
949-396-6830
dchua@nkgenbiotech.com

External Contact: Kevin Gardner Managing Director LifeSci Advisors, LLC kgardner@lifesciadvisors.com